Westwood Holdings Group, Inc. Reports Third Quarter 2017 Results
Quarterly Dividend Increased 10%

Dallas, TX, October 25, 2017 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported third quarter 2017 revenues of $33.5 million compared to $31.8 million in the third quarter of 2016 and $33.8 million in the second quarter of 2017. The increase from the prior year quarter primarily related to higher average assets under management ("AUM") due to market appreciation. The decrease from the immediately preceding quarter was primarily due to performance fees earned in the second quarter of 2017, partially offset by higher average AUM.

AUM at September 30, 2017 totaled $23.6 billion, up from $21.3 billion and $22.6 billion at September 30, 2016 and June 30, 2017, respectively.1

During the quarter, we recorded a $2.5 million legal settlement charge, net of insurance recovery and taxes, related to resolution of litigation, which decreased third quarter 2017 diluted earnings per share by $0.30.

Third quarter net income of $4.1 million compared with $5.9 million in the third quarter of 2016. The decrease primarily related to the settlement noted above, partially offset by higher revenues. Diluted earnings per share of $0.49 in the third quarter of 2017 compared to $0.72 in the third quarter of 2016. Non-GAAP Economic Earnings for the quarter decreased from $10.6 million, or $1.30 per share, in 2016's third quarter, to $9.0 million, or $1.07 per share, in the third quarter of 2017.

Third quarter net income of $4.1 million compared with $6.9 million in the second quarter of 2017. The decrease was driven primarily by the settlement noted above. Diluted earnings per share for the quarter of $0.49 compared to $0.83 for the second quarter of 2017. Non-GAAP Economic Earnings for the quarter of $9.0 million, or $1.07 per share, compared to $11.7 million, or $1.41 per share, in the immediately preceding quarter.

Highlights related to the third quarter 2017 include:

•	Revenues of $33.5 million increased $1.7 million from the third quarter of 2016 and were relatively flat with the second quarter of 2017.

•	Top quartile performance was delivered by our SmallCap Value and LargeCap Value strategies.

•	All of our U.S. value strategies provided strong absolute and relative returns for two consecutive quarters.

•	Resolution of the AGF litigation.

•	We agreed to sell our Omaha-based Private Wealth operations, which is expected to close by year end.

Brian Casey, Westwood’s President & CEO, commented, "Within our U.S. value strategies, we were very pleased that first half performance momentum continued in both absolute and relative terms into the third quarter, most notably for our SmallCap Value and LargeCap Value strategies. Recognizing that an earnings-driven market has historically supported our investment philosophy, we are optimistic that our strategies can deliver excess returns and client-specific outcomes. Additionally, we were pleased to resolve AGF's litigation and believe that the resolution was in the best interests of our company and our shareholders. Finally, this marks the fifteenth consecutive year that we have increased our dividend, and more than $165 million in dividends has been returned to shareholders over this period."

Westwood’s Board of Directors declared a quarterly cash dividend of $0.68 per common share, an increase of 10% from the previous quarterly dividend rate, payable on January 2, 2018 to stockholders of record on December 8, 2017. At quarter-end, Westwood had $99.5 million in cash and investments, stockholders’ equity of $155.4 million, and no debt.

Economic Earnings and Economic Earnings per Share ("Economic EPS") are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss third quarter 2017 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through November 1, 2017 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 88303365.

1
Assets under advisement ("AUA") totaled $362 million compared to $1.1 billion and $1.0 billion at September 30, 2016 and June 30, 2017, respectively, reflecting the transfer of $713 million of AUA to AUM during the third quarter of 2017.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $23.6 billion in assets under management (as of September 30, 2017), our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to our strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, UCITS funds, and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Texas, Westwood also maintains offices in Toronto, Boston, Omaha, and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management includes investments in foreign companies; our ability to develop and market new investment strategies successfully; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to maintain effective cyber security; our ability to maintain effective information systems; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s Securities and Exchange Commission filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2016 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
REVENUES:
Advisory fees:
Asset-based	$25,334	$24,496	$23,447
Performance-based	—	1,031	226
Trust fees	7,858	7,917	7,690
Other, net	300	312	414
Total revenues	33,492	33,756	31,777

EXPENSES:
Employee compensation and benefits	$15,601	$15,557	$15,637
Sales and marketing	457	513	408
Westwood mutual funds	977	909	755
Information technology	1,855	1,883	1,874
Professional services	1,681	1,318	1,903
Legal settlement	4,009	—	—
General and administrative	3,160	2,993	2,147
Total expenses	27,740	23,173	22,724
Income before income taxes	5,752	10,583	9,053
Provision for income taxes	1,620	3,687	3,166
Net income	$4,132	$6,896	$5,887
Other comprehensive income (loss):
Foreign currency translation adjustments	1,297	934	(453)
Total comprehensive income	$5,429	$7,830	$5,434

Earnings per share:
Basic	$0.51	$0.84	$0.74
Diluted	$0.49	$0.83	$0.72

Weighted average shares outstanding:
Basic	8,171,809	8,167,277	7,995,680
Diluted	8,420,749	8,316,508	8,179,956

Economic Earnings	$8,990	$11,710	$10,615
Economic EPS	$1.07	$1.41	$1.30

Dividends declared per share	$0.62	$0.62	$0.57

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
REVENUES:
Advisory fees:
Asset-based	$73,619	$67,928
Performance-based	1,417	635
Trust fees	23,570	22,798
Other, net	1,265	568
Total revenues	99,871	91,929

EXPENSES:
Employee compensation and benefits	$48,875	$47,239
Sales and marketing	1,447	1,423
Westwood mutual funds	2,749	2,282
Information technology	5,494	6,039
Professional services	4,495	4,707
Legal settlement	4,009	—
General and administrative	8,697	7,028
Total expenses	75,766	68,718
Income before income taxes	24,105	23,211
Provision for income taxes(1)	7,013	8,141
Net income	$17,092	$15,070
Other comprehensive income:
Foreign currency translation adjustments	2,438	1,007
Total comprehensive income	$19,530	$16,077

Earnings per share:
Basic	$2.10	$1.89
Diluted	$2.05	$1.84

Weighted average shares outstanding:
Basic	8,136,350	7,952,938
Diluted	8,350,926	8,212,468

Economic Earnings	$31,308	$29,094
Economic EPS	$3.75	$3.54

Dividends declared per share	$1.86	$1.71
_____________________

(1)
Our as adjusted tax rate for the first nine months of 2017 of 29.1% included a $1.0 million discrete tax benefit associated with the adoption of new accounting guidance related to stock–based compensation awards that vested during the first quarter of 2017.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$51,436	$33,679
Accounts receivable	22,163	23,429
Investments, at fair value	48,093	56,485
Income taxes receivable	2,744	—
Other current assets	6,261	2,364
Total current assets	130,697	115,957
Goodwill	27,144	27,144
Deferred income taxes	9,473	10,903
Intangible assets, net	19,945	21,394
Property and equipment, net of accumulated depreciation of $5,354 and $4,590	4,103	4,280
Total assets	$191,362	$179,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,851	$2,641
Accrued litigation settlement	8,018	—
Dividends payable	6,666	6,679
Compensation and benefits payable	14,126	17,200
Income taxes payable	722	3,148
Total current liabilities	32,383	29,668
Accrued dividends	1,495	1,767
Deferred rent	2,055	2,174
Total liabilities	35,933	33,609

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,986,076 and outstanding 8,884,421 shares at September 30, 2017; issued 9,801,938 and outstanding 8,810,375 shares at December 31, 2016	100	98
Additional paid-in capital	176,329	162,730
Treasury stock, at cost - 1,101,655 shares at September 30, 2017; 991,563 shares at December 31, 2016	(50,910)	(44,353)
Accumulated other comprehensive loss	(1,849)	(4,287)
Retained earnings	31,759	31,881
Total stockholders’ equity	155,429	146,069
Total liabilities and stockholders’ equity	$191,362	$179,678

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,092	$15,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	722	732
Amortization of intangible assets	1,449	1,470
Unrealized gains on trading investments	(539)	(676)
Stock based compensation expense	12,298	12,164
Deferred income taxes	1,481	114
Excess tax benefits from stock based compensation	—	(165)
Other	—	275
Changes in operating assets and liabilities:
Net sales of investments- trading securities	8,931	23,147
Accounts receivable	1,686	(2,711)
Other current assets	(3,881)	900
Accounts payable and accrued liabilities	178	(82)
Accrued litigation settlement	8,018	—
Compensation and benefits payable	(2,696)	(6,758)
Income taxes payable	(5,181)	(4,637)
Other liabilities	(111)	154
Net cash provided by operating activities	39,447	38,997
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(537)	(1,680)
Net cash used in investing activities	(537)	(1,680)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	(5,629)
Purchase of treasury stock under employee stock plans	(1,326)	(614)
Restricted stock returned for payment of taxes	(5,231)	(3,710)
Excess tax benefits from stock based compensation	—	165
Payment of contingent consideration in acquisition	—	(5,562)
Cash dividends	(16,787)	(14,827)
Net cash used in financing activities	(23,344)	(30,177)
Effect of currency rate changes on cash	2,191	812
NET CHANGE IN CASH AND CASH EQUIVALENTS	17,757	7,952
Cash and cash equivalents, beginning of period	33,679	22,740
Cash and cash equivalents, end of period	$51,436	$30,692

Supplemental cash flow information:
Cash paid during the period for income taxes	$10,245	$12,632
Common stock issued for acquisition	$—	$3,734
Accrued dividends	$8,161	$7,682
Tenant allowance included in Property and equipment	$—	$1,128

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Net Income	$4,132	$6,896	$5,887
Add: Stock based compensation expense	4,233	4,168	4,082
Add: Intangible amortization	469	490	490
Add: Tax benefit from goodwill amortization	156	156	156
Economic Earnings	$8,990	$11,710	$10,615

Diluted weighted average shares	8,420,749	8,316,508	8,179,956
Economic EPS	$1.07	$1.41	$1.30

	Nine Months Ended September 30,
	2017	2016
Net Income	$17,092	$15,070
Add: Stock based compensation expense	12,298	12,164
Add: Intangible amortization	1,449	1,470
Add: Tax benefit from goodwill amortization	469	390
Economic Earnings	$31,308	$29,094

Diluted weighted average shares	8,350,926	8,212,468
Economic EPS	$3.75	$3.54

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.